UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 18, 2002

                           ICHANCE INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



      Nevada                              000-30213              52-2043569
-------------------------------         --------------      --------------------
(State  or  other  jurisdiction        (Commission            (IRS  Employer
      of  incorporation)                 File  Number)      Identification  No.)


        14354 N. FRANK LLOYD WRIGHT BLVD., SUITE 4, SCOTTSDALE, AZ 85260
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (602) 321-0032

         (Former name or former address, if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 7, 2002, IChance International , Inc. entered into a Share Exchange Agreement with AngelCiti Entertainment, Inc. for the exchange of 100% of the stock owned by AngelCiti in Worldwide Management, SA, AngelCiti's wholly owned subsidiary, for 21,000,000 shares of IChance International, Inc. (the "Transaction"). A condition of the Transaction is a 4-for-1reverse split of IChance's common stock, which will result in AngelCiti owning 87.9% of the stock in IChance once the Transaction is completed. The Board of Directors for each company has approved and recommended the Transaction to shareholders and the Closing for the Transaction will be effected upon approval by the shareholders and the appropriate lapse of time under the required Schedule 14C with the Securities and Exchange Commission, which AngelCiti and IChance both intend on promptly filing.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Not Applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

On November 12, 2002, Mr. Georgios Polyhronopoulos resigned as an officer and director of the Company. A majority of the shares of IChance were voted to appoint Mr. George Guttierez as president and director of the company and to appoint Mr. Dean Ward Treasurer, Secretary and a director of the company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit           Description
-------           -----------

 7.1 Share Exchange Agreement by and among IChance International, Inc., Worldwide Management, SA and AngelCiti Entertainment, Inc. for the Exchange of Stock of Worldwide Management, Inc. dated as of November 7, 2002.

 7.2              Resignation letter of Mr. Georgios Polyhronopoulos dated
                  November 12, 2002.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ICHANCE INTERNATIONAL, INC.
                                  (Registrant)





Date: November 18, 2002    s/  George Guttierez
                              -------------------
                              George Guttierez